SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549




FORM 8-K




CURRENT REPORT




PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported) April 29, 1996





                 WESTERN RESOURCES, INC.
(Exact name of Registrant as Specified in Its Charter)





           KANSAS                     1-3523          48-0290150
(State or Other Jurisdiction of    (Commission         (Employer
Incorporation or Organization      File Number    Identification
No.)



  818 KANSAS AVENUE, TOPEKA, KANSAS                      66612
(address of Principal Executive Offices                (Zip Code)




Registrant's Telephone Number Including Area Code (913) 575-6300

WESTERN RESOURCES, INC.

Item 5. Other Events

     On April 28, 1996, Western Resources, Inc. issued the following Press Release:

                    UTILITY ANALYSTS SUPPORT
                 WESTERN RESOURCES' MERGER OFFER

     TOPEKA, Kansas, April 28, 1996 -- The overwhelmingly positive reaction of utility analysts to the Western Resources offer to merge with Kansas City Power & Light represents a strong endorsement of the Western Resources offer, Western Resources' chairman and chief executive officer John E. Hayes, Jr., announced today.
     "We have been extremely pleased by the favorable reaction of some of the utility industry's top financial experts," Hayes said. "After studying our offer and discussing it with us, their response has been uniformly positive."
     Hayes said most of the analysts have concluded the proposed Western Resources/KCPL merger offers greater immediate benefits to shareholders and customers than UtiliCorp's offer to KCPL. And because the two companies would fit so well together, Hayes said, the analysts believe a Western Resources/KCPL merger would strengthen both companies through impressive cost savings and provide synergy for future growth.
     "The best evidence of how our proposed merger is being evaluated by the financial community can be seen from some of their published comments," Hayes said.
     Hayes cited an earlier analyst evaluation of Western Resources, which he said should put to rest the claim that Western Resources lacks the vision to meet the challenges posed by deregulation and stiffer competition:

     "We regard (Western Resources') management among the most innovative in the industry, a characteristic that will become increasingly important as the industry becomes more competitive."
          Edward Tirello, NatWest Securities Corporation, Dec.
22, 1995.

     Hayes also cited the following analyst comments:

     "Western Resources has a proven track record of successfully working through utility mergers in the recent past in a way that creates shareholder value and benefits for ratepayers. Because of this, we have a great deal of confidence that the management can accomplish similar success in a merger with KLT (KCPL)."
          Barry M. Abramson, CFA, Prudential Securities, April
23, 1996.

     "...we believe that Western Resources' proposal is clearly superior from both a shareholder (premium and dividend increase), ratepayer (larger rate cuts) . . . "
          Steven I. Fleishman, Dean Witter Reynolds, Inc., April
16, 1996.

     "...UtiliCorp (UCU) carries the most downside for KLT
(KCPL).  We anticipate a BBB+ rating under this scenario because:
(1) UCU has weaker financials; and (2) has fewer operating synergies. Shareholders will undoubtedly find the (WR/KCPL) $1.23 per share premium attractive and regulators will undoubted(ly) be lured by the $1.043 billion expense savings (1/3 of which will be passed on to customers)."
          Dan Scotto, Bear, Stearns & Co., Inc., April 15, 1996

     "Western Resources' offer to merge with KLT (KCPL) appears significantly better than KLT's proposed merger with UtiliCorp. New company would have higher earnings, higher dividend, strong balance sheet and good cash flow."
           Greg Gordon, CFA, Oppenheimer & Co., Inc., April 18,
1996.

     "WR's offer is clearly better for KLT shareholders and customers than the agreed-to merger with UCU (UtiliCorp)."
          Douglas A. Fischer, CFA, A.G. Edwards & Sons, Inc.,
April 15, 1996.

     Hayes pointed out that the quotes from industry experts were not solicited by Western Resources, but stemmed from their own independent evaluation of the company.
     "When I announced our offer to merge with KCPL, I called the offer a 'win, win, win' proposition, and I think these expert opinions bear me out," Hayes said. "A Western Resources/KCPL merger will be a win for our shareholders, a win for our customers, a win for employees and a win for the communities these two great companies serve."


     Western Resources (NYSE:WR) is a diversified energy company. Its utilities, KPL and KGE, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Through its subsidiaries, Westar Business Services, Westar Consumer Services, Westar Capital, and The Wing Group, energy-related products and services are developed and marketed in the continental U.S., and offshore.
     For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.

SHARES OF KANSAS CITY POWER & LIGHT COMPANY ("KCPL")COMMON STOCK HELD BY WESTERN RESOURCES, INC. ("WESTERN RESOURCES"),
ITS DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER
 REPRESENTATIVES OF WESTERN RESOURCES AND CERTAIN OTHER PERSONS
WHO MAY
SOLICIT PROXIES, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND
KCPL

     Western Resources may solicit proxies against the KCPL/UtiliCorp United Inc. merger. The participants in this solicitation may include Western Resources, the directors of Western Resources (Frank J. Becker, Gene A. Budig, C.Q. Chandler, Thomas R. Clevenger, John C. Dicus, John E. Hayes, Jr., David H. Hughes, Russell W. Meyer, Jr., John H. Robinson, Louis W. Smith, Susan M. Stanton, Kenneth J. Wagnon and David C. Wittig), and the following executive officers and employees of Western Resources or its subsidiaries: Steven L. Kitchen (E.V.P. and C.F.O.), Carl
M. Koupal, Jr. (E.V.P. and CAO), John K. Rosenberg (E.V.P. and G.C.), Jerry D. Courington (Controller), James T. Clark (V.P.), William G. Eliason (V.P.), Thomas L. Grennan (V.P.), Richard M. Haden (E.V.P.), Norman E. Jackson (E.V.P.), James A. Martin (V.P.), Hans E. Mertens (V.P.), Carl A. Ricketts (V.P.), David E. Roth (V.P.), Mark A. Ruelle (V.P.), Edward H. Schaub (V.P.), Thomas E. Shea (Treasurer), Richard D. Terrill (Secretary), William B. Moore (President, KGE), Steven A. Millstein (President, Westar Consumer), Rita A. Sharpe (V.P., Westar Business), Kenneth T. Wymore (President, Westar Business), C. Bob Cline (President, Westar Capital), Fred M. Bryan (President,
KPL), Roderick S. Donovan (V.P., Westar Gas Marketing), Catherine A. Forbes, Hal L. Jensen, Lisa A. Walsh, Donald W. Bartling, Michael L. Faler, Clyde R. Hill, Leroy P. Wages, David
R. Phelps, Wayne Kitchen, Glen A. Scott, Jr., Kelly B. Harrison, Marcus J. Ramirez, Anita J. Hunt, Ira W. McKee, Jr., Michael D. Clark (Controller, Westar Business), Douglas J. Henry, Annette M. Beck, C.W. Underkofler, Carol E. Deason, James N. Wishart, Gregory M. Wright, Richard D. Kready, Michel' J. Philipp, Greg A. Greenwood, Carolyn A. Starkey, Bruce A. Akin, James J. Ludwig, Bruce R. Burns, Kelly D. Foley, Robin D. Brown, Rechell L. Smith, Shari L. Gentry, Gay V. Crawford, Susan K. Reese, Don W. Whitlock, Denise A Schumaker, Duane D. Goertz, Robert J. Knott and Judith A. Wilt.

     As of April 19, 1996, Western Resources had no security holdings in KCPL. Robert L. Rives, a person who will solicit proxies, is the beneficial owner of 500 shares of common stock, no par value, of KCPL (the "KCPL Common Stock"). Western Resources director Susan M. Stanton serves as co-trustee of two trusts, which beneficially own 7,900 shares of KCPL Common Stock. No trading activity has occurred with respect to any of such stock during the last two years. Western Resources director C.Q. Chandler is Chairman of the board of directors of INTRUST Financial Corporation. INTRUST Bank, a subsidiary of INTRUST Financial Corporation, holds in ten trust accounts an aggregate of 5,468 shares of KCPL Common Stock. Wayne Kitchen is the beneficial owner of 400 shares of KCPL Common Stock.

     Other than as set forth, herein, as of the date of this news release, neither Western Resources nor any of its directors, executive officers or other representatives or employees of Western Resources, or other persons known to Western Resources, who may solicit proxies has any security holdings in KCPL. Western Resources disclaims beneficial ownership of any securities of KCPL held by any pension plan of Western Resources or by any affiliate of Western Resources.

     Although Salomon Brothers Inc, financial advisors to Western Resources, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning Salomon Brothers Inc, Gregg S. Polle (Managing Director), Arthur H. Tildesley, Jr. (Director), Terence G. Kawaja (Vice President) and Anthony R. Whittemore (Associate), in each case of Salomon Brothers Inc, may assist Western Resources in such a solicitation. Salomon Brothers Inc engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their business, Salomon Brothers Inc may trade securities of KCPL for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of April 19, 1996, Salomon Brothers Inc did not hold any securities of KCPL.

     Except as disclosed above, to the knowledge of Western
Resources, none of Western Resources, the directors or executive officers of Western Resources or the employees or other representatives of Western Resources named above has any interest, direct or indirect, by security holdings or otherwise, in KCPL.

     A registration statement relating to the Western Resources securities referred to in this news release has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         Western Resources, Inc.




Date   April 29, 1996             By Jerry D. Courington
                                     Jerry D. Courington,
                                          Controller